SCHEDULE 14A INFORMATION

                   (Cover Page to Schedule 14A)


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

                        (Amendment No.   )


Filed by the Registrant [X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                         Uroplasty, Inc.
         (Name of Registrant as Specified In Its Charter)


                         (Not Applicable)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules (14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

     _________________________________________________________________

     2.  Aggregate number of securities to which transaction applies:

     _________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     _________________________________________________________________

     4.  Proposed maximum aggregate value of transaction:

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     5.  Total fee paid:

     _________________________________________________________________

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     __________________________________________

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     __________________________________________

     3.  Filing Party:

     __________________________________________

     4.  Date Filed:

     __________________________________________



1999 ANNUAL MEETING

        UROPLASTY, INC.
        2718 Summer Street NE
        Minneapolis, MN  55413-2820




TO THE SHAREHOLDERS OF UROPLASTY, INC.:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on July 29, 1999 at 4:00 PM (Minneapolis Time) at The Marquette Hotel, Windows on Minnesota, 50th floor of the IDS Tower, 710 Marquette Avenue, Minneapolis, Minnesota.

The formal Notice of Meeting, Proxy Statement and Proxy are attached and the Company's Annual Report to Shareholders is enclosed. Even if you do not plan to attend the meeting, please sign, date and return the enclosed proxy as soon as possible in the envelope provided.

        Very truly yours,



        /s/ DANIEL G. HOLMAN
        Daniel G. Holman
        Chairman of the Board, President,
        and CEO


Minneapolis, Minnesota
July 9, 1999




PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY TO SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION AND TO ASSURE THAT A QUORUM WILL BE REPRESENTED AT THE MEETING.





UROPLASTY, INC.
2718 Summer Street NE
Minneapolis, MN  55413-2820

________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held July 29, 1999
________________________________________

To Our Shareholders:

Notice is hereby given that the Uroplasty, Inc. Annual Meeting of Shareholders will be held on Thursday, July 29, 1999 at 4:00 PM (Minneapolis Time) at the Marquette Hotel, Windows on Minnesota, 50th floor of the IDS Tower, 710 Marquette Avenue, Minneapolis, Minnesota for the following purposes:

1. To fix the number of members of the Board of Directors for the ensuing year at four.

2. To elect three individuals to three classes of directors who will serve terms of varying lengths from one to three years (Mr. R. Patrick Maxwell until 2002, Mr. Joel Pitlor until 2001, and Mr. Alex Gerwer until 2000).

3. Approval of an amendment which adds 300,000 shares to the Company's 1997 Stock Option Plan.

4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on June 21, 1999 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

        BY ORDER OF THE BOARD OF DIRECTORS

        /s/ SUSAN HARTJES HOLMAN
        Susan Hartjes Holman
        Secretary

Minneapolis, Minnesota
July 9, 1999



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE.


UROPLASTY, INC.
2718 Summer Street NE
Minneapolis, MN  55413-2820

_______________________________

PROXY STATEMENT
_______________________________

ANNUAL MEETING OF SHAREHOLDERS
JULY 29, 1999
_______________________________


INTRODUCTION

The Annual Meeting of Shareholders (hereinafter referred to as the "Annual Meeting") of Uroplasty, Inc. (hereinafter referred to as the "Company" or "Uroplasty") will be held on July 29, 1999 at 4:00 PM (Minneapolis Time) at The Marquette Hotel, Windows on Minnesota, 50th floor of the IDS Tower, 710 Marquette Avenue, Minneapolis, Minnesota, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies in person, in writing or by any form of telecommunication. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of common stock.

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

The Company expects this proxy material will first be mailed to shareholders on or about July 9, 1999.


VOTING OF SHARES

Only holders of common stock of record at the close of business on June 21, 1999 will be entitled to vote at the Annual Meeting. On June 21, 1999 the Company had 5,923,371 shares of common stock outstanding, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

The presence at the Annual Meeting, in person or by proxy, of the holders of fifty percent (50%) of the outstanding shares of common stock entitled to vote at the meeting (2,961,686 shares) is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (that is, a card returned by a broker on behalf of its beneficial owner/customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

The election of a nominee for director and any other proposals which may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter.


PROPOSAL 1

FIX NUMBER OF DIRECTORS AT FOUR

The Bylaws of the Company provide that the Board of Directors shall consist of one or more members, as determined by the shareholders at a regular meeting. The Board of Directors recommends the shareholders fix the number of directors to comprise the Board of Directors for the ensuing year at four.


PROPOSAL 2

ELECTION OF DIRECTORS

Nomination

As permitted by Minnesota law, the Company's Articles of Incorporation require that the Board of Directors of the Company be divided into three classes, with each class containing as nearly as possible one-third of the total, and each class having a term of three years. The term of office of each class is staggered so that in any one year the term of only one class expires.

The Board of Directors (hereinafter referred to as the "Board") has nominated the three individuals named below to serve as directors of the Company for terms of varying lengths, from one to three years, until the annual meeting of the shareholders in the year in which their term expires or until their successors have been elected and qualified. All of the nominees are members of the current Board.

The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence prior to the Annual Meeting, the proxies which otherwise would have been voted for such nominee will be voted for such substitute nominee(s) as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe any of the nominees will be unable to serve.


Information About the Nominees

The following information has been furnished to the Company as of June 21, 1999 by the persons nominated by the Board to serve as directors for the term stated.


        Name of Nominee                 Age     Principal Occupation

        Nominee to Serve in Office until 2002

        R. Patrick Maxwell(1) (2) (3)   54      Attorney at Law

        Nominee to Serve in Office until 2001

        Joel R. Pitlor(1) (2) (3)       60      Business Consultant

        Nominee to Serve in Office until 2000

        Alex Gerwer(1) (2)              44      Principal & Consultant, AKN

(1)Member of the Compensation Committee
(2)Member of the Nominating Committee
(3)Member of the Audit Committee

The business experience of each nominee for director follows:

Joel R. Pitlor has been a director since February 1994. Mr. Pitlor served as a director of Bioplasty from January 1989 until May 1996. For over sixteen years, he has been the owner and manager of a management consulting firm. He previously served as Director of HTC, Inc. and Julius Koch USA, Inc., both privately held firms, and Mountain High, Inc., United Medical, Inc. and Bio-Vascular, Inc., which are publicly held. Mr. Pitlor is presently a Director of Precision Optics Corporation, a publicly-held corporation. Mr. Pitlor holds a Bachelor of Science degree from MIT and serves as Personal Advisor to several CEOs.

R. Patrick Maxwell was appointed a Director of Uroplasty in April 1994. Mr. Maxwell has been an attorney since 1969. Mr. Maxwell also holds ownership and board positions in various other private company ventures.

Alex Gerwer was elected a Director of Uroplasty in August 1998. Mr. Gerwer has been a Principal and Consultant for AKN in San Diego, California, a management consulting firm to medical product companies, since 1990. From 1988 to 1990, he was the Manager of New Business Development for Nihon Kohden America, a medical electronics company in Irvine, California. Mr. Gerwer was a Research Scientist for Diatek, Inc. in San Diego, California from 1986 to 1988. Mr. Gerwer received a B.S. in Chemistry and Physics from the University of Michigan, and a Master of Science in Chemical Physics from the California Institute of Technology.

Information About the Board and its Committees

The business and affairs of the Company are managed by the Board, which met four times during the fiscal year ended March 31, 1999.

The members of the Compensation Committee during fiscal 1999 were Messrs. Pitlor, Maxwell and Gerwer. The function of the Compensation Committee is to set the compensation for officers and set the terms of and grants of awards under the Company's 1997 Stock Option Plan (the "1997 Plan") and to act on other matters relating to compensation as it deems appropriate. The Compensation Committee met one time during fiscal 1999.

The members of the Nominating Committee during fiscal 1999 were Messrs. Holman, Pitlor, Maxwell and Gerwer. The function of the Nominating Committee is to consider and recommend to the Board nominees for election as director. The Nominating Committee met one time during fiscal 1999.

The members of the Audit Committee during fiscal 1999 were Messrs. Pitlor and Maxwell. The function of the Audit Committee is to meet with the Company's independent auditors, review the scope and results of their audits, review the Company's responses to audit reports, and consider the adequacy of internal controls and the Company's response to new regulatory issues and accounting rules. The Audit Committee met one time during fiscal 1999.

All of the Directors attended 100% of the aggregate meetings of the Board and all committees on which they served during fiscal 1999.

Director Compensation

Mr. Pitlor receives $2,000 per month and Mr. Gerwer receives $2,500 per month as consulting fees from the Company under month-to-month agreements. Additionally, non-employee board members receive $500 per board meeting attended. In addition, directors participate in the Company's stock option plan

Messrs. Pitlor and Maxwell hold options to purchase 45,000 shares of common stock and Mr. Gerwer holds options to purchase 30,000 shares of common stock as of March 31, 1999. The exercise price of the options ranges from $0.50 to $3.19 per share.


PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of June 21, 1999 unless otherwise noted
(a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding common stock, (b) by each director and executive officer named in the Summary Compensation Table and (c) by all executive officers and directors of the Company as a group.

Name and Address                     Number of Shares
of Beneficial Owner                  Beneficially Owned (1) Percent of Class (2)

Mindich Family Limited Liability Co.     650,000                9.1%
Attn:  Bruce Mindich c/o Paddington
Management Corp.
555 White Plains Road Tarrytown,
NY  10591

Bruce P. Mindich                         450,000                7.6%
c/o Paddington Management
Corp. 555 White Plains Road Tarrytown,
NY  10591

Daniel G. Holman                         299,981 (3)            5.0%
2718 Summer Street
NE Minneapolis, MN  55413-2820

Susan Hartjes Holman                     122,203 (4)            2.0%
2718 Summer Street NE
Minneapolis, MN  55413-2820

Directors and Executive Officers         758,291 (5) (6)       12.1%
as a Group  (7 Persons)

_________________________________

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are considered outstanding for the purpose of computing the percentage of the person holding any such options or warrants, but are not considered outstanding for the purpose of computing the percentage of any other person.

(2)     Based on 5,923,371 shares of Common Stock outstanding as of June
21, 1999.

(3)     Includes 95,000 shares held under options to purchase common stock.

(4)     Includes 65,000 shares held under options to purchase common stock.

(5)     Includes 340,000 shares held under options to purchase common stock.

(6) To the Company's knowledge, the persons named have both voting and investment power over the shares listed.


EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

The following table sets forth (1) the compensation paid for the years shown in the table, to Daniel G. Holman, the Company's Chairman, President, CEO and CFO, and to Susan Hartjes Holman, the Company's Vice President of Regulatory Affairs and Operations and Corporate Secretary; (2) the stock options and stock appreciation rights granted to such individuals for the years shown; and
(3) long-term payouts and other compensation for the years shown:

Summary Compensation Table


                                                                       Long Term Compensation (1)
                            Fiscal Year                                --------------------------
                            Annual Compensation                                Awards
-------------------------------------------------------------------------------------------------
                                                           Other                     Securities
Name                                                       Annual      Restricted      Under-
and                                                        Compen-       Stock         lying
Principal                                                  sation        Awards        Options
Position              Year     Salary($)    Bonus($)         ($)          ($)          SARs(#)
-------------------------------------------------------------------------------------------------
Daniel G. Holman      1999      171,089          --         34,140 (2)      --               0
CEO                   1998      161,919          --         25,632 (2)      --          70,000
                      1997      154,162          --         28,818 (2)      --               0


Susan Hartjes-Doherty 1999      112,158          --         --              --               0
Vice President        1998      102,160       5,000         --              --          40,000


Total Compensation for All Executive Officers
 For Fiscal Year 1999:
 (Four Persons)                        536,978



(1) There were no payouts under a "long-term incentive plan" (called "LTIP") for the years shown, nor was any other form of compensation paid or awarded.

(2)   Reimbursement of expatriot living expenses in The Netherlands.



Option/SAR Grants Table


Option Grants in Fiscal Year Ended March 31, 1999

-----------------------------------------------------------------------------

                  Number of         Percent of
                  Securities        Total Op-
                  Underlying        tions/SARS
                  Options           Granted to      Exercise or    Securities
                  /SARS             Employees in    Base Price     Expiration
Name              Granted(#)        Fiscal Year      ($/Share)        Date
-----------------------------------------------------------------------------

Daniel G.                 0              --               --               --
Holman, CEO

Susan Hartjes-            0              --               --               --
Doherty, V.P.



The Company adopted an Incentive Stock Option Plan (hereinafter referred to as the "1995 Plan") in May 1995 which provided for the granting of options to purchase 350,000 shares of stock. At March 31, 1999 there were 148,200 options outstanding under the 1995 Plan. In April 1997 the Board adopted, and in August 1997 the Company's shareholders approved, the 1997 Stock Option Plan (hereinafter referred to as the "1997 Plan") pursuant to which 500,000 shares of common stock have been reserved. At March 31, 1999 there were 401,000 options outstanding under the 1997 Plan. (In addition, the Company had 15,000 options outstanding not issued pursuant to either Plan.) Both Plans require options be granted at exercise prices equal to or greater than the fair market value of the stock at the time of the grant.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

                                                   Number of
                                                   Securities       Value of
                                                   Underlying       Unexercised
                                                   Unexercised      In-the-Money
                                                   Option/SARs      Options/SARs
                 Shares acquired      Value        At FY-End (#)    at FY-End ($)
Name             on Exercise          Realized ($) Exercisable      Exercisable
----------------------------------------------------------------------------------

Daniel G.               --               --          95,000           125,000
Holman, CEO

Susan Hartjes-          --               --          65,000            87,500
Doherty, V.P.




PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT WHICH ADDS 300,000 SHARES TO THE COMPANY'S 1997 STOCK OPTION PLAN

Introduction:  Background and Board Recommendation

The Board of Directors of the Company has determined it is desirable to amend the Company's Stock Option Plan to increase from 500,000 to 800,000 the number of shares reserved under the Plan.

The Board of Directors recommends the Shareholders of the Company approve the adoption of an amendment to the 1997 Plan and the reservation of an additional 300,000 shares for issuance pursuant thereto, bringing to 800,000 the number of shares reserved under the Plan. The text of the 1997 Plan as proposed to be amended is included as Appendix A to this Proxy Statement. Neither the approval nor disapproval of the proposed amendment to the 1997 Plan by the Shareholders will affect the rights of holders of presently outstanding options to purchase the Company's shares. The affirmative vote of the holders of a majority of the shares of the Company's Common stock represented in person or by proxy at the Annual Meeting is required to approve the adoption of the proposed amendment to the 1997 Plan.

Under the 1997 Plan, the Company is authorized to issue 500,000 shares of common stock upon exercises of stock options. However, as a result of the prior grant of stock options under the 1997 Plan to employees of the Company, the number of shares currently available for such grants has been reduced to approximately 99,000. The Board of Directors has determined that this number is insufficient to maintain the 1997 Plan as an incentive device over the term of the 1997 Plan, which expires, unless earlier terminated, in 2003 and has adopted, and proposes that the stockholders approve, an amendment to the 1997 Plan to increase the number of shares of common stock covered by the 1997 Plan from 500,000 to 800,000, thereby causing the number of shares available for grant to be approximately 399,000.

Purpose and Effects of the Proposal:  Description of the 1997 Plan

The following discussion gives a summary of the principal provisions of the 1997 Plan, as proposed to be amended. The summary is qualified in its entirety by reference to the complete text of the Plan, as proposed to be amended, which appears as Appendix A to this Proxy Statement. In Appendix A, the materials that would be deleted from the plan are stricken through, and the materials that would be added by the proposed amendment are underlined.

The purpose of the 1997 Plan is to promote the Company's success by facilitating the employment and retention of competent personnel and furnishing an incentive to the personnel upon whose efforts the success of the Company depends to a large degree.

The 1997 Plan provides the Board of Directors may, at its discretion, grant to employees of the Company or its subsidiaries, and to non-employee directors and consultants, options to purchase shares of Common stock of the Company. The 1997 Plan provided for the reservation of 500,000 shares of the Company's Common stock, which will be increased to 800,000 shares under the amendment to the 1997 Plan. The Board of Directors may grant as many options in any year of the Plan's term as there are shares reserved. The options to be granted under the 1997 Plan are not determinable because options will be granted at the discretion of the Board of Directors. The 1997 Plan will, in the absence of earlier termination, amendment, change of law or exhaustion of shares reserved, expire in 2002. The Board of Directors may at its discretion delegate some or all of its authority under the 1997 Plan to a Stock Option Committee consisting of not less than three persons, who need not be directors of the Company.

Options granted pursuant to the 1997 Plan will be exercisable during a term ending not more than five years from the date of grant. The Board may determine at the time of grant whether the entire amount of the options can be exercised at one time or in successive stages. The price of the shares subject to the options can be not less than 100% of the fair market value of the Common stock of the Company on the date of grant. The exercise price for shares under an incentive stock option granted to an employee who already owns more than 10% of the Company's Common stock must be at least 110% of the fair market value on the date of grant. The Company receives no consideration from the employees to whom the options are granted except insofar as certain provisions of the options relating to non-transfer and exercise encourage such employees to remain in the employ of the Company.

The Board has complete discretion to select all optionees and to establish the terms and conditions for the grant and exercise of each option granted to each such optionee, subject in all cases to the provisions of the 1997 Plan. As of July 7, 1999, 50 employees, including executive officers and three non-employee directors, were eligible to receive option grants under the 1997 Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Board in its sole discretion shall deem relevant.

The Board may adopt administrative guidelines from time to time which will define specific eligibility criteria and the types of options to be employed. The Board may establish minimum performance targets with respect to each option. Performance targets may be based on financial criteria, such as the Fair Market Value of Common stock or other measures of financial performance of the Company, or may be based on the performance of a division or subsidiary of the Company or the performance of an individual participant. Specific terms of each option, including minimum performance criteria which must be met will be provided in individual option agreements. Option agreements may contain change-in-control provisions.

The Board will have the right to amend, suspend or discontinue the 1997 Plan, or alter or amend any or all award agreements made pursuant to it to the extent permitted by law. However, no amendment, suspension or termination of the 1997 Plan shall, without the consent of the participant, adversely alter or change any of the rights or obligations under any awards or other rights previously granted to the participant under the Plan. Moreover, the Board may not take any such action without approval of the stockholders, if required by law.

On July 7, 1999 the "representative" bid and asked prices for the Company's Common stock as reported by the Star Tribune newspaper were 3-7/16 and 3-9/16 per share, respectively.

Federal Income Tax Consequences of the Operation of the 1997 Plan

Options granted under the 1997 Plan are intended to qualify as "qualified stock options" under Section 422 of the Internal Revenue Code of 1954, as amended. The Company understands that, under existing federal income tax provisions, if shares are purchased under an option granted as described above and are not disposed of by the optionee within the required holding period, then (i) any gain or loss will be recognized to the optionee only upon the ultimate disposition of such shares by the optionee (except to the extent that he or she may be subject in the year the option is exercised to the "alternative minimum tax" provided for by Sections 56 through 58 of the Internal Revenue Code, (ii) assuming the shares constitute capital assets in the optionee's hands, any gain or loss recognized upon their ultimate disposition will be treated as long-term capital gain or loss, and (iii) the Company will not be entitled to a deduction in connection with the issuance or exercise of the options.

Board of Directors' Recommendation

The Board of Directors recommends a vote FOR approval of this proposal to amend the 1997 Plan. The affirmative vote of the holders of a majority of shares of Common stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of the adoption of the amendment to the 1997 Plan.


CERTAIN TRANSACTIONS

The Company has a Royalty Agreement with three individuals (collectively the "Licensors"), namely Arthur A. Beisang, Robert A. Ersek, M.D., and Arthur A. Beisang III, M.D. Mr. Beisang and Dr. Ersek are former officers and directors of the Company and each previously owned more than 5% of the Company's outstanding stock. Under the terms of such Royalty Agreement, the Company is obligated until 2010 to pay the Licensors 3 to 5% of net sales of Macroplastique. The aggregate amount of royalty expense recognized by the Company pursuant to such Royalty Agreement during each of the past three fiscal years was as follows:

        Fiscal Year ended 3/31/99       Uroplasty, Inc. $       195,355

        Fiscal Year ended 3/31/98       Uroplasty, Inc. $       147,860

        Fiscal Year ended 3/31/97       Uroplasty, Inc. $       110,495


On July 11, 1997, the Company's then second largest shareholder, the Bioplasty Product Claimants Trust (the "Trust"), which prior to such date owned 640,000 shares or 17.5% of the Company's then outstanding shares of common stock, sold such shares to a group of investors (the "Investors"). In connection with such transaction, the Trust sold to the Investors its interest in that certain Promissory Note, dated March 30, 1994 which, at March 31, 1997, had a principal balance outstanding of $496,000. Concurrently with the sale by the Trust of the 640,000 shares to the Investors, the Company agreed to and did convert the Note into 496,000 shares of common stock at a conversion ratio of $1.00 per share. The market prices for the Company's common stock during the period June 1 to July 11, 1997 were $0.50 bid and $1.50 asked on a workout basis. The Company and the Investors used such market prices in arm's length negotiations in determining the conversion ratio. The Investors, who included certain registered representatives (or their customers) employed by RJ Steichen & Co., a Minneapolis broker-dealer, consisted of 33 individuals, retirement accounts and corporations located primarily in the Minneapolis/St. Paul, Minnesota area. The aforementioned transaction was facilitated by certain registered representatives of RJ Steichen & Co., but they were not directly compensated for their efforts by either the Trust or the Company, and the Investors did not pay a commission on the transaction. There was no involvement whatsoever by R.J. Steichen as an entity.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the period ended March 31, 1999 and on any written representation by any of such persons, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% shareholders were complied with.


SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Proposals of shareholders intended to be presented in the Company's proxy materials relating to its 2000 Annual Meeting must be received by the Company at its principal executive offices not less than 120 calendar days prior to July 9, 2000.


MISCELLANEOUS

Other Matters

The management of the Company does not intend to present other items of business and knows of no items of business which are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

Annual Report to Shareholders

The Company's Annual Report to Shareholders for its fiscal year ended March 31, 1999 (including audited financial statements) accompanies this Proxy Statement.

Forward Looking Statements

The Company may from time to time, in an attempt to provide assistance in understanding its anticipated future financial performance, make written or oral "forward-looking statements" such as may be contained in its Annual Report to Shareholders, and elsewhere. "Forward-looking statements" are, however, by their very nature, subject to known and unknown risks and uncertainties relating to the Company's future performance that may cause the actual results, performance or achievements of the Company, or the industry, to differ materially from those expressed or implied in any such "forward-looking statements".

Investors are cautioned that any "forward-looking statements" made by the Company here or elsewhere are qualified by and subject to the warnings and cautionary statements contained above and in the "Risk Factors" and "Forward Looking Statements" sections of its Annual Report on Form 10-KSB to the SEC for the year ended March 31, 1999.

Independent Auditors

KPMG Peat Marwick LLP (hereinafter referred to as "KPMG") served as the Company's independent auditor during fiscal years 1996, 1997, 1998 and 1999. A representative of KPMG is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if so desired.

Form 10K-SB

The Company will furnish without charge a copy of its Annual Report on Form 10-KSB (including financial statements but not exhibits) for its fiscal year ended March 31, 1999 to each person who was a shareholder of the Company as of June 21, 1999, upon receipt from any such person of a written request for such an Annual Report. Such request should be sent to the Company at: 2718 Summer Street NE, Minneapolis, Minnesota 55413-2820; ATTN: Shareholder Information.


        BY ORDER OF THE BOARD OF DIRECTORS



        /s/ SUSAN HARTJES HOLMAN
        Susan Hartjes Holman
        Corporate Secretary

Minneapolis, Minnesota
July 9, 1999


APPENDIX A


UROPLASTY, INC.
1997 STOCK OPTION PLAN,
AS PROPOSED TO BE AMENDED

1.      PURPOSE

The purpose of this 1997 Stock Option Plan (the "Plan") is to promote the interests of UROPLASTY, INC., a Minnesota Corporation (the "Company") by providing employees of the Company with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the opportunity to acquire a proprietary interest in the Company by the offering and availability of stock options will assist the Company in attracting and retaining key personnel of outstanding ability.


2.      DEFINITIONS

Wherever used in the Plan, the following terms have the meanings set forth below:

2.1     "Board" means the Board of Directors of the Company.

2.2 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.3 "Committee" means the Committee which may be designated from time to time by the Board pursuant to Section 3.5 of the Plan.

2.4 "Incentive Stock Option" or "ISO" means a stock option which is intended to qualify as an incentive stock option as defined in Section 422 of the Code.

2.5 "Non-Statutory Stock Option" or "NSO" means a stock option to purchase stock that does not qualify as an incentive stock option as defined in Section 422 of the Code.

2.6 "Option" means, where required by the context of the Plan, an ISO and/or NSO granted pursuant to the Plan.

2.7 "Optionee" means a Participant in the Plan who has been granted one or more Options under the Plan.

2.8 "Participant" means an individual described in Section 5 of this Plan who may be granted Options under the Plan.

2.9     "Stock" means the Common Stock, $.01 par value, of the Company.

2.10 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.


3.      ADMINISTRATION

3.1 The Plan shall be administered by the Board, which shall have full power, subject to the provisions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and Options granted hereunder, and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary.

3.2
(a) The Board shall have the sole discretion, subject to the provisions of the Plan, to determine the Participants eligible to receive Options pursuant to the Plan and the amount, type and terms of any Options and the terms and conditions of option agreements relating to any Option, including vesting restrictions and minimum performance targets.

(b) Performance targets may be based on financial criteria, such as the fair market value of Stock or other measures of financial performance of the Company, or may be based on the performance of a Subsidiary or division of the Company or the performance of a Participant.

(c) Minimum performance targets may include (i) the achievement by the Company of a specified target earnings per share, return on equity or net income, all as adjusted to exclude items that the Board determines to be inappropriate for purposes of the Option, (ii) the Company's stock price,
(iii) the achievement by a business unit of the Company of a specified target net income as adjusted to exclude items that the Board determines to be inappropriate for purposes of the Option or market share, or (iv) any combination of the goals set forth in (i) through (iii) above. If an Option is granted on such basis, the Board shall establish such goals prior to the beginning of the Company's fiscal plan year or other period during which the performance is measured. As a condition to the exercise of any Option granted under this Section 3.2 (c), the Board shall, within 120 days after the end of such period, certify in writing the goals used as the basis for any such Option and any other material terms were satisfied.

3.3 The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

3.4 Any decision made or action taken by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon Optionees.

3.5 The Board may designate a Committee from time to time to administer the Plan. If designated, the Committee shall be composed of not less than three persons (who need not be members of the Board) who are appointed from time to time by the Board. If the Board has appointed a Committee pursuant to this Section 3.5, then the Committee may administer the Plan and exercise all of the rights and powers granted to the Board in this Plan including, without limitation, the right to grant Options pursuant to the Plan and to establish the Option price as provided in the Plan.


4.      SHARES SUBJECT TO THE PLAN

4.1 Number. The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is five hundred thousand (500,000) (stricken through) eight hundred thousand (800,000)(underlined). Such shares shall consist of authorized but unissued Stock. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be made subject to Options under the Plan.

4.2 Changes in Capitalization. In the event of any change in the outstanding shares of Stock in the Company by reason of any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or rights offering to purchase stock at a price substantially below fair market value or other similar corporate change, the aggregate number of shares which may be subject to Options under the Plan and the terms of any outstanding Option, including the number and kind of shares subject to such Options and the purchase price per share thereof, shall be appropriately adjusted by the Board consistent with such change and in such manner as the Board, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. Notwithstanding the preceding sentence, in no event shall any fraction of a share of Stock be issued upon the exercise of an Option.


5.      ELIGIBLE PARTICIPANTS

The following persons are eligible to participate in the Plan:

5.1 Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary, including officers and directors who are also employees of the Company or any Subsidiary.

5.2 Non-Statutory Stock Options. Non-Statutory Stock Options may be granted to (i) any employee of the Company or any Subsidiary, including any officer or director who is also an employee of the Company or any Subsidiary,
(ii) any non-employee director of the Company or any Subsidiary and (iii) any consultant to, or other independent contractor of, the Company.


6.      GRANT OF OPTIONS

6.1 Options to be Granted. Subject to the terms, conditions and limitations set forth in this Plan, the Company, by action of its Board, may from time to time grant Options to purchase shares of the Company's Stock to those eligible Participants as may be selected by the Board in such amounts and on such other terms as the Board in its sole discretion shall determine. Such Options may be (i) "Incentive Stock Options" so designated by the Board and which, when granted, are intended to qualify as incentive stock options as defined in Section 422 of the Code; (ii) "Non-Statutory Stock Options" so designated by the Board which, when granted, do not qualify as incentive stock options under Section 422 of the Code; or (iii) a combination of both. The date on which the Board approves the granting of an Option shall be the date of grant of such Option. Notwithstanding the foregoing, with respect to the grant of any Incentive Stock Option under the Plan the aggregate fair market value of Stock (determined as of the date of the Option is granted) with respect to which such Options are exercisable for the first time by an Optionee in any calendar year (under all such stock option plans of the Company or Subsidiaries) shall not exceed $100,000.

6.2 Option Agreement. Each grant of an Option under the Plan shall be evidenced by a written stock option agreement between the Company and the Optionee setting forth the terms and conditions, not inconsistent with the Plan, under which the Option so granted may be exercised pursuant to the Plan and containing such other terms with respect to the Option as the Board in its sole discretion may determine.

6.3 Change in Control. Option Agreements may provide that any one or all of the following actions may occur as a result of, or in anticipation of, any Change in Control to assure fair and equitable treatment of Participants:

(a) Acceleration of time periods for purposes of vesting in, or realizing gain from, any outstanding Option;

(b) Purchase of any outstanding Option made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Board or Committee, as of the effective date of the Change in Control; and/or

(c) Adjustments or modifications to outstanding Options as the Board or Committee deems appropriate to maintain and protect the rights and interests of Participants.

For purposes of this Section, a "Change in Control" shall mean the occurrence of any of the following events:

(i) A third person, including a syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as so determined) of Stock having thirty percent (30%) or more of the total number of votes which may be cast for the election of members of the Board;

(ii) All or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities; or

(iii) As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of the Board before any such transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

Notwithstanding the foregoing, in no event shall the distribution of stock in a subsidiary by the Company to its stockholders be deemed a Change in Control.


7.      OPTION PRICE AND FORM OF PAYMENT

The purchase price for a share of Stock subject to an Option granted hereunder shall not be less than 100% of the fair market value of the Stock. For purposes of this Section 7, the "fair market value" of the Stock shall be determined as follows:

(a) If the Stock of the Company is listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock, or if no sale is made on such day, the closing bid price for such day on such exchange;

(b) If the Stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock as reported on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System on such day, or if no sale is made on such day, the closing bid price for such day as entered by a market maker for the Stock;

(c) If the Stock is not listed on a national securities exchange or is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion in the NASDAQ National Market System, the fair market value on any given day shall be the average of the closing representative bid and asked prices as reported by the National Quotation Bureau, Inc. or, if the Stock is not quoted on the NASDAQ System, then as reported in any publicly available compilation of the bid and asked prices of the Stock in any over-the-counter market on which the Stock is traded; or

(d) If there exists no public trading market for the Stock, the fair market value on any given day shall be an amount determined in good faith by the Board in such manner as it may be reasonably determined in its discretion, provided that such amount shall not be less than the book value per share, as reasonably determined by the Board as of the date of determination, or less than the par value of the Stock.

Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to any Optionee then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the Stock subject to such Option shall not be less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option, determined as provided above.

Except as provided herein, the purchase price of each share of Stock purchased upon the exercise of any Option shall be paid:

(a) In United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

(b) At the discretion of the Board, through the delivery of shares of Stock, having initially or as a result of successive exchanges or share, an aggregate fair market value (as determined in the manner provided under this Plan) equal to the Option price;

(c) At the discretion of the Board, by a combination of both (a) and (b) above; or

(d) By such other method as may be permitted in the written Stock Option Agreement between the Company and the Optionee.

If such form of payment is permitted, the Board shall determine procedures for tendering Stock as payment upon exercise of an Option and may impose such additional limitations and prohibitions on the use of Stock as payment upon the exercise of an Option as it deems appropriate.


8.      EXERCISE OF OPTIONS

8.1 Manner of Exercise. An Option, or any portion thereof, shall be exercised by delivering a written notice of exercise to the Board and paying to the Company the full purchase price of the Stock acquired upon the exercise of the Option. Until certificates for the Stock acquired upon the exercise of an Option are issued to an Optionee, such Optionee shall not have any rights as a shareholder of the Company.

8.2 Limitations and Conditions on Exercise of Options. In addition to any other limitations or conditions contained in this Plan or which may be imposed by the Board from time to time or in the Stock Option Agreement to be entered into with respect to Options granted hereunder, the following limitations and conditions shall apply to the exercise of Options granted under this Plan:

(a) No Incentive Stock Option may be exercisable by its terms after the expiration of five years from the date of the grant thereof.

(b) No Incentive Stock Option granted to an eligible Participant then owning more than 10% of the voting power of all classes of the Company's Stock may be exercisable by its terms after the expiration of five years from the date of the grant thereof.


9.      INVESTMENT PURPOSES

Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company shall require an Optionee agree with and present to the Company in writing he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of Stock other than by transfers which may occur by will or by the laws of descent and distribution, and no shares of Stock may be transferred unless, in the opinion of counsel of the Company, such transfer would be in compliance with applicable securities laws. In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Plan, each certificate representing any shares of Stock issued to an Optionee hereunder shall have endorsed thereon a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WITHOUT REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTION(S) CONTAINED THEREIN. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, OR ANY SALES UNDER RULE 144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE, OR APPLICABLE STATE SECURITIES LAWS.

10.     TRANSFERABILITY OF OPTIONS

No Option granted under the Plan shall be transferable by an Optionee (whether by sale, assignment, hypothecation or otherwise) other than by will or the laws of descent and distribution, and Options shall be exercisable during the Optionee's lifetime only by the Optionee.


11.     TERMINATION OF EMPLOYMENT

11.1 Generally. Except as otherwise provided in this Section 11, if an Optionee's employment with the Company or Subsidiary is terminated (hereinafter "Termination") other than by death or Disability (as hereinafter defined), the Optionee may exercise any Option granted under the Plan, to the extent the Optionee was entitled to exercise the Option at the date of Termination, for a period of three months after the date of Termination or until the term of the Option has expired, whichever date is earlier.

11.2 Death or Disability of Optionee. In the event of the death or Disability of an Optionee prior to expiration of an Option held by him or her, the following provisions shall apply:

(a) If the Optionee is at the time of his or her Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of one year following the date of such Disability or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his or her Disability. For the purpose of this Section, the term "Disability" shall have the meaning given to it in Section 22(e)(3) of the Code. The determination of whether an Optionee has a Disability within the meaning of Section 22(e)(3) shall be made by the Board in its sole discretion.

(b) If the Optionee is at the time of his or her death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, until the earlier of one year from the date of the Optionee's death or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

(c) If the Optionee dies within three months after Termination, the Option may be exercised until the earlier of nine months following the date of death or the expiration date of the Option, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of Termination.

11.3 Termination for Cause. If the employment of an Optionee is terminated by the Company or a Subsidiary for cause, then the Board shall have the right to cancel the Options granted to the Optionee under the Plan.


12.     AMENDMENT AND TERMINATION OF PLAN


12.1 The Board, without approval by the shareholders of the Company, may at any time and from time to time suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as may be in the best interest of the Company; provided, however, that no such amendment shall be made without approval of the shareholders if it would: (i) materially modify the eligibility requirements for Participants; (ii) increase the total number of shares of Stock which may be issued pursuant to Options, except in accordance with Section 4.2 of the Plan; (iii) reduce the minimum Option price per share as set forth in Section 7 of the Plan, except in accordance with
Section 4.2 of the Plan; (iv) extend the period of granting Options; or (v) materially increase in any other way the benefits accruing to Optionees.

12.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to the Optionee under the Plan.

12.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Incentive Stock Options meeting the requirements of future amendments to the Code.


13.     MISCELLANEOUS PROVISIONS

13.1 Right to Continued Employment. No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to continued employment with the Company. The Company further expressly reserves the right at any time to dismiss an Optionee or reduce an Optionee's compensation with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in a stock option agreement.

13.2 Withholding Taxes. The Company shall have the right to require payment or provision for payment of any and all withholding taxes due upon the grant or exercise of an Option hereunder or the disposition of any Stock or other property acquired upon exercise of an Option be made by an Optionee. In connection herewith, the Board shall have the right to establish such rules and regulations or impose such terms and conditions in any agreement relating to an Option granted hereunder with respect to such withholding as the Board may deem necessary and appropriate.

13.3 Rule 16b-3. This Plan is intended to comply with the applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision and to the extent any provision of this Plan or any action by the Board or the Committee fails to comply with said Rule, such provision or action shall be deemed amended so as to cause the provision or action to comply.

13.4 Governing Law. The Plan shall be administered in the State of Minnesota and the validity, construction, interpretation and administration of the Plan and all rights relating to the Plan shall be determined solely in accordance with the laws of such state, unless controlled by applicable federal law, if any.


14.     EFFECTIVE DATE

The effective date of the Plan is April 28, 1997. No Option may be granted after April 28, 2002 provided, however, the Plan and all outstanding Options shall remain in effect until such outstanding Options have expired or been cancelled.


UROPLASTY, INC.


Adopted by Board:                      April 28, 1997

Approved by Shareholders:              August 28, 1997

Amendment Adopted by Board:            June 4, 1999

Amendment Approved by Shareholders:    July 29, 1999